SCHEDULE I

Accounting Services Agreement between

J.P. Morgan Exchange-Traded Fund Trust and

SEI Investments Global Funds Services

Amended as of March 24, 2016

Funds

JPMorgan Diversified Return Global Equity ETF
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return International Currency Hedged ETF
JPMorgan Diversified Alternatives ETF
JPMorgan Diversified Event Driven ETF
JPMorgan Diversified Return Europe Equity ETF
JPMorgan Diversified Return Europe Currency Hedged ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan Disciplined High Yield ETF

J.P. Morgan Exchange-Traded Fund Trust

By:	/s/ Lauren Paino
Name:	Lauren Paino
Title:	Treasurer

SEI Investments Global Funds Services

By:	/s/ John Alshefski
Name:	John Alshefski
Title:	SVP

J.P. Morgan Exchange Traded Fund Trust Accounting Services Agreement SEI – 170352v8	Page 1 of 1